UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 4, 2018

The Joint Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other jurisdiction	(Commission file	(IRS employer
of incorporation)	number)	identification number)

16767 N. Perimeter Drive, Suite 240

Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       Compensatory Arrangements of Certain Officers

On December 4, 2018, Peter Holt, the Company’s President and Chief Executive Officer, entered into a new employment letter agreement with the Company for a term of one year, effective on January 1, 2019 and automatically renewable for successive one-year terms unless terminated by either party. He will receive a base annual salary of $410,000 and a yearly bonus under the Company’s Short-Term Incentive Plan of up to 50% of his then existing base salary if certain Company-wide performance targets are met. Mr. Holt also will continue to be eligible to participate in the Company’s incentive stock plan and any other future long-term incentive plans, subject to the terms and eligibility requirements of any such plans and at the discretion of the Company’s board of directors or compensation committee in making awards under such plans. Under his employment letter agreement, Mr. Holt will be awarded stock options under the stock plan to purchase a number of shares of the Company’s common stock equal to 60% of his base salary, which will vest in four equal annual installments on each of the first four anniversaries of the grant date. The options will be granted at the same time that other employees receive their 2019 long-term incentive grants. The employment letter agreement also provides for, among other things, a severance payment equal to 100% of Mr. Holt’s base salary in the event that his employment is terminated for reasons other than cause, disability or death. The preceding description of Mr. Holt’s employment letter agreement is qualified in its entirety by reference to the agreement, a copy of which is attached hereto as Exhibit 10.1.

Mr. Holt also entered into a Confidentiality, Nonsolicitation and Noncompetition Agreement with the Company contemporaneously with his employment letter agreement, pursuant to which Mr. Holt is subject to certain restrictive covenants, including nonsolicitation and noncompetition covenants, during the period of his employment and for a period of twenty-four months after termination of employment. The preceding description of Mr. Holt’s Confidentiality, Nonsolicitation and Noncompetition Agreement is qualified in its entirety by reference to the agreement, a copy of which will be filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit Number	Description

10.1*	Employment Letter Agreement between The Joint Corp. and Peter Holt dated December 11, 2018

* Indicates a management contract or compensatory plan or arrangement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2018.

The Joint Corp.

By	/s/ Peter D. Holt
Peter D. Holt
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Employment Letter Agreement between The Joint Corp. and Peter Holt dated December 11, 2018

* Indicates a management contract or compensatory plan or arrangement.

4